Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel: 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER 2017
OF $132.7 MILLION and DILUTED EARNINGS PER SHARE OF $0.91,
BOTH UP BY 12% FROM THE PRIOR QUARTER

Pasadena, California - October 19, 2017 - East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the third quarter of 2017. For the third quarter of 2017, net income was $132.7 million or $0.91 per diluted share. Third quarter 2017 return on average assets was 1.46%, return on average equity was 14.01% and return on average tangible equity1 was 16.33%.

“Our third quarter earnings per share increased by 12% quarter-over-quarter. This outstanding result was driven by strong loan growth across our major lending categories. In the third quarter of 2017, total loans grew $1.3 billion or 19% annualized to a record $28.5 billion from $27.2 billion as of June 30, 2017,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Total deposits grew $157 million or 2% annualized to a record $31.3 billion as of September 30, 2017 from $31.2 billion at the end of the previous quarter. Importantly, our core deposits grew by 7% annualized, reflecting growth in noninterest-bearing demand accounts.”

“East West’s loan growth during the quarter supported net interest margin expansion and healthy revenue growth,” continued Ng. “Additionally, we continue to be vigilant about asset quality. Quarter-over-quarter, nonperforming assets declined by 12%, to 0.32% of total assets as of September 30, 2017 and the annualized net charge-off ratio was six basis points in the third quarter of 2017.”

“In conclusion, East West delivered high quality results in the third quarter of 2017 across key measures of loan growth, revenue and net income growth, and credit quality. We strive for sustainable, attractive profitability quarter after quarter, year after year. We are pleased that our third quarter operating results are consistent with this operating philosophy. We believe we are on track for another year of record earnings in 2017, reflecting the strong commitment and diligence of our 2,900 associates,” concluded Ng.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 15.

HIGHLIGHTS OF RESULTS

•
Strong Earnings - Net income of $132.7 million for the third quarter of 2017 increased by 12% compared to $118.3 million for the second quarter of 2017, and diluted earnings per share (“EPS”) of $0.91 increased by 12% quarter-over-quarter from $0.81. Net income and diluted EPS for the third quarter of 2017 increased by 20% compared to net income of $110.1 million and EPS of $0.76 for the third quarter of 2016.

•
Net Interest Income Growth and Net Interest Margin Expansion - Net interest income totaled $303.2 million for the third quarter of 2017, an increase of $13.1 million or 5% linked quarter. Accounting Standard Codification (“ASC”) 310-30 discount accretion income was $4.5 million this quarter, compared to $6.3 million in the prior quarter. Excluding this discount accretion income, third quarter 2017 adjusted[2] net interest income of $298.6 million increased by $14.8 million or 5% sequentially, primarily due to growth in the loan portfolio. Third quarter 2017 net interest margin (“NIM”) of 3.52% expanded by three basis points linked quarter; the adjusted[2] NIM of 3.46% expanded by five basis points linked quarter.

•
Revenue Growth - Third quarter 2017 revenue of $352.8 million increased by 5% compared to $337.5 million in the second quarter of 2017. During the third quarter of 2017, East West sold its insurance brokerage business, East West Insurance Services, Inc. (“EWIS”) for a pre-tax gain of $3.8 million or $0.02 per share after-tax. Excluding this sale, third quarter 2017 adjusted[3] revenue of $349.0 million increased by 3% compared to $337.5 million in the second quarter of 2017. Year-over-year, adjusted revenue increased by 15% compared to $303.5 million in the third quarter of 2016.

•
Record Loans - Total loans of $28.5 billion as of September 30, 2017 were up $1.3 billion or 19% annualized from $27.2 billion as of June 30, 2017. Total loans grew by 15% year-over-year. The sequential quarter loan growth was broad-based across all of our major business lines.

•
Record Deposits - Total deposits of $31.3 billion as of September 30, 2017 were up $157 million or 2% annualized from $31.2 billion as of June 30, 2017. Total deposits grew by 10% year-over-year. Core deposits of $25.5 billion as of September 30, 2017 were up $436 million or 7% annualized from $25.1 billion as of June 30, 2017. The sequential quarter growth in deposits was primarily due to increases in noninterest-bearing demand accounts, partially offset by decreases in money market and time deposits. Noninterest-bearing demand deposits increased by $532 million to $11.0 billion as of September 30, 2017, comprising 35% of total deposits, compared to 34% as of June 30, 2017.

•
Steady Asset Quality - The allowance for loan losses increased to $285.9 million, or 1.00% of loans held-for-investment (“HFI”) as of September 30, 2017, compared to $276.3 million, or 1.02% of loans HFI as of June 30, 2017. In the third quarter of 2017, annualized net charge-offs were 0.06% of average loans HFI, compared to annualized net recoveries of 0.04% in the prior quarter. Non-purchased credit impaired (“Non-PCI”) nonperforming assets decreased to $117.0 million, or 0.32% of total assets, as of September 30, 2017, compared to $133.0 million, or 0.37% of total assets as of June 30, 2017.

•
Capital Ratios - Capital levels for East West continue to be solid. Tangible equity per common share as of September 30, 2017 was $22.71, an increase of 4% linked quarter and 14% year-over-year. As of September 30, 2017, the tangible equity to tangible assets ratio[4] was 9.17%, the Common Equity Tier 1 (“CET1”) capital ratio was 11.2%, and the total risk-based capital ratio was 12.8%.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 14.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.
[4] See reconciliation of GAAP to non-GAAP financial measures in Table 15.

QUARTERLY RESULTS SUMMARY

	Three Months Ended
($ in millions, except per share data)	September 30, 2017	June 30, 2017	September 30, 2016

Net income	$132.66	$118.33	$110.14
Earnings per share (diluted)	$0.91	$0.81	$0.76
Adjusted earnings per share (diluted) (1)	$0.89	$0.81	$0.76
Tangible equity (1) per common share	$22.71	$21.93	$19.92
Tangible equity (1) to tangible assets	9.17%	8.95%	8.77%
Return on average assets (2)	1.46%	1.36%	1.33%
Return on average equity (2)	14.01%	13.05%	13.08%
Return on average tangible equity (1)(2)	16.33%	15.30%	15.51%
Adjusted return on average assets (1)(2)	1.44%	1.36%	1.33%
Adjusted return on average equity (1)(2)	13.78%	13.05%	13.08%
Adjusted return on average tangible equity (1)(2)	16.06%	15.30%	15.51%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.32%	2.27%	2.03%
Net interest income	$303.16	$290.09	$254.15
Adjusted net interest income (1)	$298.62	$283.83	$246.98
Net interest margin (2)	3.52%	3.49%	3.26%
Adjusted net interest margin (1)(2)	3.46%	3.41%	3.16%
Cost of deposits (2)	0.40%	0.36%	0.30%
Adjusted efficiency ratio (1)	39.81%	41.33%	44.77%

(1)	See reconciliation of the GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2017

We reaffirm our 2017 outlook provided with last quarter’s earnings release. We continue to expect end-of-period loans to increase at a percentage rate in the low double digits for the full year, and are tightening the range of our anticipated full-year net interest margin, excluding the impact of ASC 310-30 discount accretion income, to 3.40%-3.45% from 3.35%-3.45% previously, and revising the full-year effective tax rate from 26% to 25%.

OPERATING RESULTS SUMMARY

Third Quarter 2017 Compared to Second Quarter 2017

Net Interest Income
Net interest income totaled $303.2 million, a 5% increase from $290.1 million.

•	Adjusted net interest income, excluding ASC 310-30 discount accretion income, grew to $298.6 million, a 5% increase from $283.8 million.

•	Average loans of $27.5 billion grew by $831 million or 12% annualized from $26.7 billion.

•	Average deposits of $31.1 billion grew by $867 million or 11% annualized from $30.2 billion.

•	Average noninterest-bearing demand deposits of $10.7 billion grew by $460 million or 18% annualized from $10.2 billion.

Net Interest Margin
Net interest margin expanded by three basis points to 3.52% from 3.49%.

•	Excluding the impact of ASC 310-30 discount accretion income, adjusted NIM expanded by five basis points to 3.46% from 3.41%.

•	The yield on average loans expanded by two basis points to 4.42% from 4.40%; the adjusted[5] loan yield expanded by five basis points to 4.35% from 4.30%.

•	The cost of deposits increased by four basis points to 0.40% from 0.36%.

Noninterest Income
Total noninterest income of $49.6 million includes the pre-tax gain on the sale of EWIS of $3.8 million; excluding this sale, adjusted6 noninterest income of $45.8 million was down by $1.6 million sequentially, or 3%, from $47.4 million in the second quarter of 2017. Excluding the impact of all gains on sales, total fees and other operating income of $40.9 million decreased by $1.2 million or 3% from $42.1 million in the second quarter of 2017.

•	The linked quarter increase in derivative fees and other income reflected a higher volume of transactions from assisting customers with interest rate swaps.

•
The decrease in letters of credit fees and foreign exchange income reflected a quarter-over-quarter decrease in customer-related foreign exchange fees, as well as mark-to-market changes associated with currency hedges.

•
The decrease in other fees and operating income reflected the decline in insurance commissions due to the sale of EWIS, and a decrease in other operating income as gains from other investments were elevated in the second quarter of 2017.

The following table presents total fees and other operating income for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016.

($ in thousands)	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016

Branch fees	$10,803	$10,700	$10,408
Letters of credit fees and foreign exchange income	10,154	11,986	10,908
Ancillary loan fees and other income	5,987	5,907	6,135
Wealth management fees	3,615	3,537	4,033
Derivative fees and other income	6,663	3,765	5,791
Other fees and operating income	3,652	6,198	7,632
Total fees and other operating income	$40,874	$42,093	$44,907

[5] See reconciliation of GAAP to non-GAAP financial measures in Table 14.
[6] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

Noninterest Expense & Effective Tax Rate
Noninterest expense totaled $164.5 million, comprising $138.9 million of adjusted7 noninterest expense, $23.8 million of amortization of tax credit and other investments, and $1.7 million of amortization of core deposit intangibles.

•
Adjusted noninterest expense of $138.9 million decreased by $0.6 million linked quarter. The adjusted[7] efficiency ratio of 39.8% improved by 152 basis points from 41.3%, largely due to the increase in net interest income.

•	The Company’s effective tax rate was 24.3%, compared to an effective tax rate of 25.0% in the prior quarter.

•
During the third quarter of 2017, amortization of tax credit and other investments was $23.8 million. For the remainder of the year, the amortization of tax credit and other investments is projected to be approximately $23 million, and the full year 2017 effective tax rate is projected to be 25%.

CREDIT QUALITY

The allowance for loan losses totaled $285.9 million or 1.00% of loans HFI as of September 30, 2017, compared to $276.3 million or 1.02% of loans HFI, and $255.8 million or 1.03% of loans HFI as of June 30, 2017 and September 30, 2016, respectively.

•
The Company recorded a provision for credit losses of $13.0 million in the current quarter, compared to $10.7 million in the second quarter of 2017, and $9.5 million in the third quarter of 2016. The provision for credit losses of $13.0 million in the third quarter was largely a result of additional allowance for loan losses recorded for the loan originations during the quarter.

•
In the third quarter of 2017, net charge-offs were $3.8 million or 0.06% of average loans HFI, annualized, compared to net recoveries of $2.6 million or 0.04% of average loans HFI, annualized, in the second quarter of 2017, and net charge-offs of $22.5 million or 0.37% of average loans HFI, annualized, in the third quarter of 2016.

•
Non-PCI nonperforming assets decreased by $16.0 million, or 12% linked quarter, to $117.0 million, or 0.32% of total assets, as of September 30, 2017, compared to 0.37% as of June 30, 2017 and 0.39% as of September 30, 2016.

CAPITAL STRENGTH

Capital levels for East West continue to be solid. Tangible equity per common share as of September 30, 2017 was $22.71, an increase of 4% linked quarter and 14% year-over-year. The following table presents the regulatory capital ratios for the quarters ended September 30, 2017, June 30, 2017 and September 30, 2016.

Regulatory Capital Metrics	Basel III
($ in millions)	September 30, 2017 (a)	June 30, 2017	September 30, 2016	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	11.2%	11.3%	10.9%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	11.2%	11.3%	10.9%	6.0%	8.0%	8.5%
Total risk-based capital ratio	12.8%	12.8%	12.5%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	9.4%	9.3%	8.9%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (b)	$29,535	$28,445	$26,480	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s September 30, 2017 regulatory capital ratios and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

[7] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared fourth quarter 2017 dividends for the Company’s common stock. The common stock cash dividend of $0.20 per share is payable on November 15, 2017 to shareholders of record on November 1, 2017.

Conference Call

East West will host a conference call to discuss third quarter 2017 earnings with the public on Thursday, October 19, 2017 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses third quarter 2017 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada - (855) 669-9657; international calls - (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on October 19, 2017 at 11:30 a.m. Pacific Time through November 19, 2017. The replay numbers are: within the U.S. - (877) 344-7529; within Canada - (855) 669-9658; International calls - (412) 317-0088; and the replay access code is: 10112096.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $36.3 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight - Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with retail customers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of potential federal tax changes and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly cause unanticipated declines in the Company’s financial performance; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; the effect of the current low interest rate environment or changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/ or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				September 30, 2017 % Change
	September 30, 2017	June 30, 2017	September 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Assets
Cash and due from banks	$364,328	$429,121	$344,746	(15.1)%	5.7%
Interest-bearing cash with banks	1,372,421	2,323,355	1,322,086	(40.9)	3.8
Cash and cash equivalents	1,736,749	2,752,476	1,666,832	(36.9)	4.2
Interest-bearing deposits with banks	404,946	296,679	307,473	36.5	31.7
Securities purchased under resale agreements (“resale agreements”) (1)	1,250,000	1,300,000	1,500,000	(3.8)	(16.7)
Investment securities	2,956,776	2,943,856	3,391,085	0.4	(12.8)
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	73,322	73,173	72,605	0.2	1.0
Loans held-for-sale	178	11,649	47,719	(98.5)	(99.6)
Loans held-for-investment (net of allowance for loan losses of $285,926, $276,316 and $255,812)	28,239,431	26,934,350	24,476,150	4.8	15.4
Investments in qualified affordable housing partnerships, net	178,344	169,103	173,045	5.5	3.1
Investments in tax credit and other investments, net	203,758	189,405	172,216	7.6	18.3
Goodwill	469,433	469,433	469,433	—	—
Other assets	795,029	777,493	978,717	2.3	(18.8)
Total assets	$36,307,966	$35,917,617	$33,255,275	1.1%	9.2%

Liabilities and Stockholders’ Equity
Customer deposits	$31,311,662	$31,154,287	$28,592,441	0.5%	9.5%
Short-term borrowings	24,813	24,426	36,992	1.6	(32.9)
FHLB advances	323,323	322,756	321,084	0.2	0.7
Securities sold under repurchase agreements (“repurchase agreements”) (1)	50,000	50,000	200,000	—	(75.0)
Long-term debt	176,513	176,450	191,265	—	(7.7)
Accrued expenses and other liabilities	639,759	519,437	535,439	23.2	19.5
Total liabilities	32,526,070	32,247,356	29,877,221	0.9	8.9
Stockholders’ equity	3,781,896	3,670,261	3,378,054	3.0	12.0
Total liabilities and stockholders’ equity	$36,307,966	$35,917,617	$33,255,275	1.1%	9.2%

Book value per common share	$26.17	$25.40	$23.44	3.0%	11.7%
Tangible equity (2) per common share	$22.71	$21.93	$19.92	3.6	14.0
Tangible equity to tangible assets ratio (2)	9.17%	8.95%	8.77%	2.4	4.5
Number of common shares at period-end	144,511	144,486	144,133	—	0.3

(1)
Resale and repurchase agreements are reported net pursuant to Accounting Standards Codification (“ASC”) 210-20-45, Balance Sheet Offsetting. As of September 30, 2017, June 30, 2017, and September 30, 2016, $400.0 million, $400.0 million and $250.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against resale agreements, respectively.

(2)	See reconciliation of the GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC.
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				September 30, 2017 % Change
	September 30, 2017	June 30, 2017	September 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Loans:
Real estate - commercial	$8,843,776	$8,465,030	$7,775,787	4.5%	13.7%
Real estate - land and construction	683,404	660,819	730,610	3.4	(6.5)
Commercial	10,645,156	10,187,349	9,340,999	4.5	14.0
Real estate - single-family	4,356,009	4,001,488	3,383,106	8.9	28.8
Real estate - multifamily	1,876,956	1,772,741	1,421,401	5.9	32.0
Consumer	2,120,056	2,123,239	2,080,059	(0.1)	1.9
Total loans held-for-investment (1)(2)	28,525,357	27,210,666	24,731,962	4.8	15.3
Loans held-for-sale	178	11,649	47,719	(98.5)	(99.6)
Total loans (1)(2), including loans held-for-sale	28,525,535	27,222,315	24,779,681	4.8	15.1
Allowance for loan losses	(285,926)	(276,316)	(255,812)	3.5	11.8
Net loans (1)(2)	$28,239,609	$26,945,999	$24,523,869	4.8%	15.2%

Customer deposits:
Noninterest-bearing demand	$10,992,674	$10,460,230	$9,524,021	5.1%	15.4%
Interest-bearing checking	4,108,859	4,059,046	3,550,101	1.2	15.7
Money market	7,939,031	8,193,086	7,684,085	(3.1)	3.3
Savings	2,476,557	2,368,611	2,235,847	4.6	10.8
Total core deposits	25,517,121	25,080,973	22,994,054	1.7	11.0
Time deposits	5,794,541	6,073,314	5,598,387	(4.6)	3.5
Total deposits	$31,311,662	$31,154,287	$28,592,441	0.5%	9.5%

(1)
Includes $(29.2) million, $(9.6) million and $7.4 million as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively, of net deferred loan fees, unearned income, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $39.1 million, $42.9 million and $56.4 million as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			September 30, 2017 % Change
	September 30, 2017	June 30, 2017	September 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$339,910	$322,775	$280,317	5.3%	21.3%
Interest expense	36,755	32,684	26,169	12.5	40.5
Net interest income before provision for credit losses	303,155	290,091	254,148	4.5	19.3
Provision for credit losses	12,996	10,685	9,525	21.6	36.4
Net interest income after provision for credit losses	290,159	279,406	244,623	3.8	18.6
Noninterest income	49,624	47,400	49,341	4.7	0.6
Noninterest expense	164,499	169,121	170,500	(2.7)	(3.5)
Income before income taxes	175,284	157,685	123,464	11.2	42.0
Income tax expense	42,624	39,355	13,321	8.3	220.0
Net income	$132,660	$118,330	$110,143	12.1%	20.4%
Earnings per share (“EPS”)
- Basic	$0.92	$0.82	$0.76	12.1%	20.1%
- Diluted	$0.91	$0.81	$0.76	12.0	19.9
Weighted average number of shares outstanding
- Basic	144,498	144,485	144,122	—%	0.3%
- Diluted	145,882	145,740	145,238	0.1	0.4

	Three Months Ended			September 30, 2017 % Change
	September 30, 2017	June 30, 2017	September 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Branch fees	$10,803	$10,700	$10,408	1.0%	3.8%
Letters of credit fees and foreign exchange income	10,154	11,986	10,908	(15.3)	(6.9)
Ancillary loan fees and other income	5,987	5,907	6,135	1.4	(2.4)
Wealth management fees	3,615	3,537	4,033	2.2	(10.4)
Derivative fees and other income	6,663	3,765	5,791	77.0	15.1
Net gains on sales of loans	2,361	1,545	2,158	52.8	9.4
Net gains on sales of available-for-sale investment securities	1,539	2,720	1,790	(43.4)	(14.0)
Net gains on sales of fixed assets	1,043	1,042	486	0.1	114.6
Net gain on sale of business	3,807	—	—	NM	NM
Other fees and operating income	3,652	6,198	7,632	(41.1)	(52.1)
Total noninterest income	$49,624	$47,400	$49,341	4.7%	0.6%
Noninterest expense:
Compensation and employee benefits	$79,583	$80,744	$75,042	(1.4)%	6.1%
Occupancy and equipment expense	16,635	15,554	15,456	6.9	7.6
Deposit insurance premiums and regulatory assessments	5,676	5,779	6,450	(1.8)	(12.0)
Legal expense	3,316	2,552	5,361	29.9	(38.1)
Data processing	3,004	3,058	2,729	(1.8)	10.1
Consulting expense	4,087	4,769	4,594	(14.3)	(11.0)
Deposit related expense	2,413	2,505	3,082	(3.7)	(21.7)
Computer software expense	4,393	5,462	3,331	(19.6)	31.9
Other operating expense	19,830	19,064	19,814	4.0	0.1
Amortization of tax credit and other investments	23,827	27,872	32,618	(14.5)	(27.0)
Amortization of core deposit intangibles	1,735	1,762	2,023	(1.5)	(14.2)
Total noninterest expense	$164,499	$169,121	$170,500	(2.7)%	(3.5)%

NM Not Meaningful

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended		September 30, 2017 % Change
	September 30, 2017	September 30, 2016	Yr-o-Yr
Interest and dividend income	$965,354	$835,354	15.6%
Interest expense	99,986	75,418	32.6
Net interest income before provision for credit losses	865,368	759,936	13.9
Provision for credit losses	30,749	17,018	80.7
Net interest income after provision for credit losses	834,619	742,918	12.3
Noninterest income	213,047	134,118	58.9
Noninterest expense	486,693	465,985	4.4
Income before income taxes	560,973	411,051	36.5
Income tax expense	140,247	90,108	55.6
Net income	$420,726	$320,943	31.1%
EPS
- Basic	$2.91	$2.23	30.8%
- Diluted	$2.88	$2.21	30.4
Weighted average number of shares outstanding
- Basic	144,412	144,061	0.2%
- Diluted	145,849	145,086	0.5

	Nine Months Ended		September 30, 2017 % Change
	September 30, 2017	September 30, 2016	Yr-o-Yr
Noninterest income:
Branch fees	$31,799	$30,983	2.6%
Letters of credit fees and foreign exchange income	33,209	31,404	5.7
Ancillary loan fees and other income	16,876	13,997	20.6
Wealth management fees	11,682	9,862	18.5
Derivative fees and other income	12,934	9,778	32.3
Net gains on sales of loans	6,660	6,965	(4.4)
Net gains on sales of available-for-sale investment securities	6,733	8,468	(20.5)
Net gains on sales of fixed assets	74,092	2,916	NM
Net gain on sale of business	3,807	—	NM
Other fees and operating income	15,255	19,745	(22.7)
Total noninterest income	$213,047	$134,118	58.9%
Noninterest expense:
Compensation and employee benefits	$244,930	$220,166	11.2%
Occupancy and equipment expense	47,829	45,619	4.8
Deposit insurance premiums and regulatory assessments	17,384	17,341	0.2
Legal expense	8,930	12,714	(29.8)
Data processing	9,009	8,712	3.4
Consulting expense	10,775	19,027	(43.4)
Deposit related expense	7,283	7,675	(5.1)
Computer software expense	13,823	9,267	49.2
Other operating expense	55,357	58,508	(5.4)
Amortization of tax credit and other investments	66,059	60,779	8.7
Amortization of core deposit intangibles	5,314	6,177	(14.0)
Total noninterest expense	$486,693	$465,985	4.4%

NM Not Meaningful

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 5

Average Balances	Three Months Ended			September 30, 2017 % Change
	September 30, 2017	June 30, 2017	September 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Loans:
Real estate - commercial	$8,518,461	$8,351,403	$7,768,534	2.0%	9.7%
Real estate - land and construction	672,875	655,588	706,406	2.6	(4.7)
Commercial	10,259,807	9,975,216	9,169,433	2.9	11.9
Real estate - single-family	4,163,900	3,816,572	3,203,603	9.1	30.0
Real estate - multifamily	1,808,236	1,764,720	1,371,871	2.5	31.8
Consumer	2,106,500	2,135,288	2,089,466	(1.3)	0.8
Total loans (1)	$27,529,779	$26,698,787	$24,309,313	3.1%	13.2%

Investment securities	$2,963,122	$2,962,201	$3,273,861	—%	(9.5)%
Interest-earning assets	$34,208,533	$33,295,012	$31,055,354	2.7%	10.2%
Total assets	$35,937,567	$34,994,935	$32,906,533	2.7%	9.2%

Customer deposits:
Noninterest-bearing demand	$10,655,860	$10,195,755	$9,413,031	4.5%	13.2%
Interest-bearing checking	4,014,290	3,872,347	3,553,477	3.7	13.0
Money market	7,997,648	7,964,286	7,548,835	0.4	5.9
Savings	2,423,312	2,295,299	2,133,036	5.6	13.6
Total core deposits	25,091,110	24,327,687	22,648,379	3.1	10.8
Time deposits	5,974,793	5,871,236	5,627,084	1.8	6.2
Total deposits	$31,065,903	$30,198,923	$28,275,463	2.9%	9.9%

Interest-bearing liabilities	$20,989,149	$20,662,124	$19,611,482	1.6%	7.0%
Stockholders’ equity	$3,756,207	$3,637,695	$3,349,241	3.3%	12.2%

Selected Ratios (2)	Three Months Ended			September 30, 2017 Basis Point Change
	September 30, 2017	June 30, 2017	September 30, 2016	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.46%	1.36%	1.33%	10	bps	13	bps
Adjusted return on average assets (3)	1.44%	1.36%	1.33%	8		11
Return on average equity	14.01%	13.05%	13.08%	96		93
Adjusted return on average equity (3)	13.78%	13.05%	13.08%	73		70
Return on average tangible equity (3)	16.33%	15.30%	15.51%	103		82
Adjusted return on average tangible equity (3)	16.06%	15.30%	15.51%	76		55
Interest rate spread	3.25%	3.26%	3.06%	(1)		19
Net interest margin	3.52%	3.49%	3.26%	3		26
Adjusted net interest margin (3)	3.46%	3.41%	3.16%	5		30
Average loan yield	4.42%	4.40%	4.18%	2		24
Adjusted average loan yield (3)	4.35%	4.30%	4.05%	5		30
Yield on average interest-earning assets	3.94%	3.89%	3.59%	5		35
Cost of interest-bearing deposits	0.60%	0.54%	0.44%	6		16
Cost of deposits	0.40%	0.36%	0.30%	4		10
Cost of funds	0.46%	0.42%	0.36%	4		10
Adjusted pre-tax, pre-provision profitability ratio (3)	2.32%	2.27%	2.03%	5		29
Adjusted noninterest expense/average assets (3)	1.53%	1.60%	1.64%	(7)		(11)
Adjusted efficiency ratio (3)	39.81%	41.33%	44.77%	(152)	bps	(496)	bps

(1)	Includes average balances of ASC 310-30 discount of $41.9 million, $45.4 million and $60.1 million for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

(2)	Annualized except for efficiency ratio.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 6

Average Balances	Nine Months Ended		September 30, 2017 % Change
	September 30, 2017	September 30, 2016	Yr-o-Yr
Loans:
Real estate - commercial	$8,339,620	$7,770,747	7.3%
Real estate - land and construction	667,299	664,429	0.4
Commercial	10,066,832	8,969,530	12.2
Real estate - single-family	3,850,221	3,110,032	23.8
Real estate - multifamily	1,743,179	1,421,445	22.6
Consumer	2,115,931	2,070,743	2.2
Total loans (1)	$26,783,082	$24,006,926	11.6%

Investment securities	$3,060,688	$3,289,014	(6.9)%
Interest-earning assets	$33,542,941	$30,813,307	8.9%
Total assets	$35,290,542	$32,662,445	8.0%

Customer deposits:
Noninterest-bearing demand	$10,323,254	$9,107,051	13.4%
Interest-bearing checking	3,830,004	3,445,996	11.1
Money market	7,968,457	7,519,261	6.0
Savings	2,334,752	2,043,547	14.2
Total core deposits	24,456,467	22,115,855	10.6
Time deposits	5,873,217	5,941,760	(1.2)
Total deposits	$30,329,684	$28,057,615	8.1%

Interest-bearing liabilities	$20,813,224	$19,754,340	5.4%
Stockholders’ equity	$3,630,062	$3,266,485	11.1%

Selected Ratios (2)	Nine Months Ended		September 30, 2017 Basis Point Change
	September 30, 2017	September 30, 2016	Yr-o-Yr
Return on average assets	1.59%	1.31%	28	bps
Adjusted return on average assets (3)	1.43%	1.31%	12
Return on average equity	15.50%	13.12%	238
Adjusted return on average equity (3)	13.89%	13.12%	77
Return on average tangible equity (3)	18.15%	15.75%	240
Adjusted return on average tangible equity (3)	16.28%	15.75%	53
Interest rate spread	3.21%	3.11%	10
Net interest margin	3.45%	3.29%	16
Adjusted net interest margin (3)	3.39%	3.14%	25
Average loan yield	4.35%	4.25%	10
Adjusted average loan yield (3)	4.28%	4.05%	23
Yield on average interest-earning assets	3.85%	3.62%	23
Cost of interest-bearing deposits	0.55%	0.43%	12
Cost of deposits	0.36%	0.29%	7
Cost of funds	0.43%	0.35%	8
Adjusted pre-tax, pre-provision profitability ratio (3)	2.23%	2.02%	21
Adjusted noninterest expense/average assets (3)	1.57%	1.63%	(6)
Adjusted efficiency ratio (3)	41.41%	44.63%	(322)	bps

(1)	Includes average balances of ASC 310-30 discount of $45.3 million and $67.6 million for the nine months ended September 30, 2017 and 2016, respectively.

(2)	Annualized except for efficiency ratio.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15.

EAST WEST BANCORP, INC.
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2017			June 30, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,344,561	$9,630	1.63%	$2,191,730	$7,552	1.38%
Resale agreements (2)	1,297,826	7,901	2.42%	1,369,231	7,853	2.30%
Investment securities	2,963,122	14,828	1.99%	2,962,201	13,861	1.88%
Loans (3)	27,529,779	306,939	4.42%	26,698,787	293,039	4.40%
FHLB and FRB stock	73,245	612	3.31%	73,063	470	2.58%
Total interest-earning assets	34,208,533	339,910	3.94%	33,295,012	322,775	3.89%

Noninterest-earning assets:
Cash and due from banks	387,705			386,213
Allowance for loan losses	(276,467)			(264,869)
Other assets	1,617,796			1,578,579
Total assets	$35,937,567			$34,994,935

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,014,290	$4,768	0.47%	$3,872,347	$4,183	0.43%
Money market deposits	7,997,648	11,828	0.59%	7,964,286	10,145	0.51%
Savings deposits	2,423,312	1,810	0.30%	2,295,299	1,386	0.24%
Time deposits	5,974,793	12,680	0.84%	5,871,236	11,331	0.77%
Federal funds purchased and other short-term borrowings	29,661	212	2.84%	37,609	252	2.69%
FHLB advances	322,973	1,947	2.39%	322,410	1,761	2.19%
Repurchase agreements (2)	50,000	2,122	16.84%	117,582	2,273	7.75%
Long-term debt	176,472	1,388	3.12%	181,355	1,353	2.99%
Total interest-bearing liabilities	20,989,149	36,755	0.69%	20,662,124	32,684	0.63%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,655,860			10,195,755
Accrued expenses and other liabilities	536,351			499,361
Stockholders’ equity	3,756,207			3,637,695
Total liabilities and stockholders’ equity	$35,937,567			$34,994,935

Interest rate spread			3.25%			3.26%
Net interest income and net interest margin		$303,155	3.52%		$290,091	3.49%
Adjusted net interest income and net interest margin (4)		$298,621	3.46%		$283,830	3.41%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes average balances of ASC 310-30 discount of $41.9 million and $45.4 million for the three months ended September 30, 2017 and June 30, 2017, respectively.

(4)	See reconciliation of the GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC.
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Three Months Ended
	September 30, 2017			September 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,344,561	$9,630	1.63%	$1,593,577	$3,168	0.79%
Resale agreements (2)	1,297,826	7,901	2.42%	1,805,978	7,834	1.73%
Investment securities	2,963,122	14,828	1.99%	3,273,861	13,388	1.63%
Loans (3)	27,529,779	306,939	4.42%	24,309,313	255,316	4.18%
FHLB and FRB stock	73,245	612	3.31%	72,625	611	3.35%
Total interest-earning assets	34,208,533	339,910	3.94%	31,055,354	280,317	3.59%

Noninterest-earning assets:
Cash and due from banks	387,705			354,053
Allowance for loan losses	(276,467)			(266,763)
Other assets	1,617,796			1,763,889
Total assets	$35,937,567			$32,906,533

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,014,290	$4,768	0.47%	$3,553,477	$3,253	0.36%
Money market deposits	7,997,648	11,828	0.59%	7,548,835	6,663	0.35%
Savings deposits	2,423,312	1,810	0.30%	2,133,036	1,160	0.22%
Time deposits	5,974,793	12,680	0.84%	5,627,084	9,973	0.71%
Federal funds purchased and other short-term borrowings	29,661	212	2.84%	32,137	212	2.62%
FHLB advances	322,973	1,947	2.39%	320,743	1,361	1.69%
Repurchase agreements (2)	50,000	2,122	16.84%	200,000	2,319	4.61%
Long-term debt	176,472	1,388	3.12%	196,170	1,228	2.49%
Total interest-bearing liabilities	20,989,149	36,755	0.69%	19,611,482	26,169	0.53%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,655,860			9,413,031
Accrued expenses and other liabilities	536,351			532,779
Stockholders’ equity	3,756,207			3,349,241
Total liabilities and stockholders’ equity	$35,937,567			$32,906,533

Interest rate spread			3.25%			3.06%
Net interest income and net interest margin		$303,155	3.52%		$254,148	3.26%
Adjusted net interest income and net interest margin (4)		$298,621	3.46%		$246,984	3.16%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes average balances of ASC 310-30 discount of $41.9 million and $60.1 million for the three months ended September 30, 2017 and 2016, respectively.

(4)	See reconciliation of the GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC.
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 9

	Nine Months Ended
	September 30, 2017			September 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,073,322	$22,298	1.44%	$1,768,252	$10,245	0.77%
Resale agreements (2)	1,552,198	25,222	2.17%	1,672,993	22,479	1.79%
Investment securities	3,060,688	43,936	1.92%	3,289,014	37,433	1.52%
Loans (3)	26,783,082	872,039	4.35%	24,006,926	763,189	4.25%
FHLB and FRB stock	73,651	1,859	3.37%	76,122	2,008	3.52%
Total interest-earning assets	33,542,941	965,354	3.85%	30,813,307	835,354	3.62%

Noninterest-earning assets:
Cash and due from banks	387,440			349,721
Allowance for loan losses	(268,477)			(264,088)
Other assets	1,628,638			1,763,505
Total assets	$35,290,542			$32,662,445

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,830,004	$12,538	0.44%	$3,445,996	$9,058	0.35%
Money market deposits	7,968,457	30,409	0.51%	7,519,261	19,295	0.34%
Savings deposits	2,334,752	4,525	0.26%	2,043,547	3,207	0.21%
Time deposits	5,873,217	34,331	0.78%	5,941,760	29,148	0.66%
Federal funds purchased and other short-term borrowings	40,772	877	2.88%	19,384	390	2.69%
FHLB advances	414,355	5,738	1.85%	400,850	4,153	1.38%
Repurchase agreements (2)	170,330	7,538	5.92%	182,482	6,441	4.71%
Long-term debt	181,337	4,030	2.97%	201,060	3,726	2.48%
Total interest-bearing liabilities	20,813,224	99,986	0.64%	19,754,340	75,418	0.51%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,323,254			9,107,051
Accrued expenses and other liabilities	524,002			534,569
Stockholders’ equity	3,630,062			3,266,485
Total liabilities and stockholders’ equity	$35,290,542			$32,662,445

Interest rate spread			3.21%			3.11%
Net interest income and net interest margin		$865,368	3.45%		$759,936	3.29%
Adjusted net interest income and net interest margin (4)		$851,339	3.39%		$726,113	3.14%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes average balances of ASC 310-30 discount of $45.3 million and $67.6 million for the nine months ended September 30, 2017 and 2016, respectively.

(4)	See reconciliation of the GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC.
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$276,238	$263,007	$266,511
Provision for loan losses on non-PCI loans	13,458	10,680	11,615
Net (charge-offs) recoveries:
Real estate - commercial	549	423	260
Real estate - land and construction	61	87	65
Commercial	(5,194)	1,652	(23,531)
Real estate - single-family	175	242	10
Real estate - multifamily	634	128	615
Consumer	(63)	19	111
Total net (charge-offs) recoveries	(3,838)	2,551	(22,470)
Allowance for non-PCI loans, end of period	285,858	276,238	255,656
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	78	87	257
Reversal of loan losses on PCI loans	(10)	(9)	(101)
Allowance for PCI loans, end of period	68	78	156
Allowance for loan losses	285,926	276,316	255,812
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	15,188	15,174	20,318
(Reversal of) provision for unfunded credit reserves	(452)	14	(1,989)
Allowance for unfunded credit reserves, end of period	14,736	15,188	18,329
Allowance for credit losses	$300,662	$291,504	$274,141

EAST WEST BANCORP, INC.
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11

Non-PCI Nonperforming Assets	September 30, 2017	June 30, 2017	September 30, 2016

Nonaccrual loans:
Real estate - commercial	$24,802	$25,975	$29,180
Real estate - land and construction	4,183	4,344	5,740
Commercial	73,384	87,189	64,434
Real estate - single-family	6,639	7,624	5,796
Real estate - multifamily	2,620	2,678	13,555
Consumer	3,097	2,996	3,514
Total nonaccrual loans	114,725	130,806	122,219
Other real estate owned, net	2,289	2,189	8,622
Total nonperforming assets	$117,014	$132,995	$130,841

Credit Quality Ratios	September 30, 2017	June 30, 2017	September 30, 2016

Non-PCI nonperforming assets to total assets (1)	0.32%	0.37%	0.39%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.40%	0.48%	0.49%
Allowance for loan losses to loans held-for-investment (1)	1.00%	1.02%	1.03%
Allowance for loan losses to non-PCI nonaccrual loans	249.23%	211.24%	209.31%
Net (charge-offs) recoveries(2) to average loans held-for-investment	(0.06)%	0.04%	(0.37)%

(1)	Total assets and loans held-for-investment include PCI loans of $532.3 million, $565.5 million and $717.6 million as of September 30, 2017, June 30, 2017, and September 30, 2016, respectively.

(2)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 12

As previously disclosed on the March 30, 2017 Form 8-K, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million during the first quarter of 2017. In the third quarter of 2017, the Company sold its insurance brokerage business, East West Insurance Services, Inc. (“EWIS”). The table below shows the computations of the diluted earnings per common share, return on average assets and return on average equity, all of which exclude the after-tax effects of the gains on sales of the commercial property and EWIS business (where applicable). Management believes that by excluding the after-tax effects of the gains on sales of the commercial property and EWIS business from the metrics below, this provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		September 30, 2017	June 30, 2017	September 30, 2016
Net income	(a)	$132,660	$118,330	$110,143
Less: Gain on sale of business, net of tax (1)	(c)	(2,206)	—	—
Adjusted net income	(d)	$130,454	$118,330	$110,143

Diluted weighted average number of shares outstanding	(e)	145,882	145,740	145,238

Diluted EPS	(a)/(e)	$0.91	$0.81	$0.76
Diluted EPS impact of gain on sale of business, net of tax	(c)/(e)	(0.02)	—	—
Adjusted diluted EPS		$0.89	$0.81	$0.76

Average total assets	(f)	$35,937,567	$34,994,935	$32,906,533
Average stockholders’ equity	(g)	$3,756,207	$3,637,695	$3,349,241
Return on average assets (2)	(a)/(f)	1.46%	1.36%	1.33%
Adjusted return on average assets (2)	(d)/(f)	1.44%	1.36%	1.33%
Return on average equity (2)	(a)/(g)	14.01%	13.05%	13.08%
Adjusted return on average equity (2)	(d)/(g)	13.78%	13.05%	13.08%

		Nine Months Ended
		September 30, 2017	September 30, 2016
Net income	(h)	$420,726	$320,943
Less: Gain on sale of the commercial property, net of tax (1)	(i)	(41,526)	—
Gain on sale of business, net of tax (1)	(j)	(2,206)	—
Adjusted net income	(k)	$376,994	$320,943

Diluted weighted average number of shares outstanding	(l)	145,849	145,086

Diluted EPS	(h)/(l)	$2.88	$2.21
Diluted EPS impact of gain on sale of the commercial property, net of tax	(i)/(l)	(0.28)	—
Diluted EPS impact of gain on sale of business, net of tax	(j)/(l)	(0.02)	—
Adjusted diluted EPS		$2.58	$2.21

Average total assets	(m)	$35,290,542	$32,662,445
Average stockholders’ equity	(n)	$3,630,062	$3,266,485
Return on average assets (2)	(h)/(m)	1.59%	1.31%
Adjusted return on average assets (2)	(k)/(m)	1.43%	1.31%
Return on average equity (2)	(h)/(n)	15.50%	13.12%
Adjusted return on average equity (2)	(k)/(n)	13.89%	13.12%

(1)	Applied statutory tax rate of 42.05%.

(2)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13

Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on sales of the commercial property and EWIS business (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. The ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		September 30, 2017	June 30, 2017	September 30, 2016
Net interest income before provision for credit losses	(a)	$303,155	$290,091	$254,148
Total noninterest income		49,624	47,400	49,341
Less: Gain on sale of business		(3,807)	—	—
Adjusted noninterest income	(b)	$45,817	$47,400	$49,341
Adjusted revenue	(a)+(b) = (c)	$348,972	$337,491	$303,489

Total noninterest expense		$164,499	$169,121	$170,500
Less: Amortization of tax credit and other investments		(23,827)	(27,872)	(32,618)
Amortization of core deposit intangibles		(1,735)	(1,762)	(2,023)
Adjusted noninterest expense	(d)	$138,937	$139,487	$135,859
Adjusted pre-tax, pre-provision income	(c)-(d) = (e)	$210,035	$198,004	$167,630
Average total assets	(f)	$35,937,567	$34,994,935	$32,906,533
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	2.32%	2.27%	2.03%
Adjusted noninterest expense (1)/average assets	(d)/(f)	1.53%	1.60%	1.64%

		Nine Months Ended
		September 30, 2017	September 30, 2016
Net interest income before provision for credit losses	(g)	$865,368	$759,936
Total noninterest income		213,047	134,118
Less: Gain on sale of the commercial property		(71,654)	—
Gain on sale of business		(3,807)	—
Adjusted noninterest income	(h)	$137,586	$134,118
Adjusted revenue	(g)+(h) = (i)	$1,002,954	$894,054

Total noninterest expense		$486,693	$465,985
Less: Amortization of tax credit and other investments		(66,059)	(60,779)
Amortization of core deposit intangibles		(5,314)	(6,177)
Adjusted noninterest expense	(j)	$415,320	$399,029
Adjusted pre-tax, pre-provision income	(i)-(j) = (k)	$587,634	$495,025
Average total assets	(l)	$35,290,542	$32,662,445
Adjusted pre-tax, pre-provision profitability ratio (1)	(k)/(l)	2.23%	2.02%
Adjusted noninterest expense (1)/average assets	(j)/(l)	1.57%	1.63%

Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. The Company believes that presenting the adjusted efficiency ratio shows the trend in recurring overhead-related noninterest expense relative to recurring revenue. This provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		September 30, 2017	June 30, 2017	September 30, 2016
Adjusted noninterest expense	(m)	$138,937	$139,487	$135,859
Adjusted revenue	(n)	$348,972	$337,491	$303,489
Adjusted efficiency ratio	(m)/(n)	39.81%	41.33%	44.77%

		Nine Months Ended
		September 30, 2017	September 30, 2016
Adjusted noninterest expense	(o)	$415,320	$399,029
Adjusted revenue	(p)	$1,002,954	$894,054
Adjusted efficiency ratio	(o)/(p)	41.41%	44.63%

(1)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14

The Company believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Three Months Ended			Nine Months Ended
Yield on Average Loans		September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest income on loans	(a)	$306,939	$293,039	$255,316	$872,039	$763,189
Less: ASC 310-30 discount accretion income		(4,534)	(6,261)	(7,164)	(14,029)	(33,823)
Adjusted interest income on loans	(b)	$302,405	$286,778	$248,152	$858,010	$729,366

Average loans	(c)	$27,529,779	$26,698,787	$24,309,313	$26,783,082	$24,006,926
Add: ASC 310-30 discount		41,875	45,398	60,091	45,255	67,567
Adjusted average loans	(d)	$27,571,654	$26,744,185	$24,369,404	$26,828,337	$24,074,493

Average loan yield (1)	(a)/(c)	4.42%	4.40%	4.18%	4.35%	4.25%
Adjusted average loan yield (1)	(b)/(d)	4.35%	4.30%	4.05%	4.28%	4.05%

Net Interest Margin
Net interest income	(e)	$303,155	$290,091	$254,148	$865,368	$759,936
Less: ASC 310-30 discount accretion income		(4,534)	(6,261)	(7,164)	(14,029)	(33,823)
Adjusted net interest income	(f)	$298,621	$283,830	$246,984	$851,339	$726,113

Average interest-earning assets	(g)	$34,208,533	$33,295,012	$31,055,354	$33,542,941	$30,813,307
Add: ASC 310-30 discount		41,875	45,398	60,091	45,255	67,567
Adjusted average interest-earning assets	(h)	$34,250,408	$33,340,410	$31,115,445	$33,588,196	$30,880,874

Net interest margin (1)	(e)/(g)	3.52%	3.49%	3.26%	3.45%	3.29%
Adjusted net interest margin (1)	(f)/(h)	3.46%	3.41%	3.16%	3.39%	3.14%

(1)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the uses of such measures and ratios are more prevalent in the banking industry, and used by banking regulators and analysts, the Company has included them for discussion.

		September 30, 2017	June 30, 2017	September 30, 2016
Stockholders’ equity		$3,781,896	$3,670,261	$3,378,054
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets (1)		(30,245)	(32,012)	(37,195)
Tangible equity	(a)	$3,282,218	$3,168,816	$2,871,426

Total assets		$36,307,966	$35,917,617	$33,255,275
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets (1)		(30,245)	(32,012)	(37,195)
Tangible assets	(b)	$35,808,288	$35,416,172	$32,748,647
Tangible equity to tangible assets ratio	(a)/(b)	9.17%	8.95%	8.77%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets, and the after-tax effects of the gains on sales of the commercial property and EWIS business (where applicable). Given that the uses of such measures and ratios are more prevalent in the banking industry, and used by banking regulators and analysts, the Company has included them for discussion.

		Three Months Ended
		September 30, 2017	June 30, 2017	September 30, 2016
Net Income		$132,660	$118,330	$110,143
Add: Amortization of core deposit intangibles, net of tax (2)		1,006	1,021	1,173
Amortization (accretion) of mortgage servicing assets, net of tax (2)		307	241	(528)
Tangible net income	(c)	$133,973	$119,592	$110,788
Less: Gain on sale of business, net of tax (2)		(2,206)	—	—
Adjusted tangible net income	(d)	$131,767	$119,592	$110,788

Average stockholders’ equity		$3,756,207	$3,637,695	$3,349,241
Less: Average goodwill		(469,433)	(469,433)	(469,433)
Average other intangible assets (1)		(31,408)	(33,101)	(37,412)
Average tangible equity	(e)	$3,255,366	$3,135,161	$2,842,396
Return on average tangible equity (3)	(c)/(e)	16.33%	15.30%	15.51%
Adjusted return on average tangible equity (3)	(d)/(e)	16.06%	15.30%	15.51%

		Nine Months Ended
		September 30, 2017	September 30, 2016
Net Income		$420,726	$320,943
Add: Amortization of core deposit intangibles, net of tax (2)		3,080	3,580
Amortization of mortgage servicing assets, net of tax (2)		814	612
Tangible net income	(f)	$424,620	$325,135
Less: Gain on sale of the commercial property, net of tax(2)		(41,526)	—
Gain on sale of business, net of tax (2)		(2,206)	—
Adjusted tangible net income	(g)	$380,888	$325,135

Average stockholders’ equity		$3,630,062	$3,266,485
Less: Average goodwill		(469,433)	(469,433)
Average other intangible assets (1)		(33,152)	(39,069)
Average tangible equity	(h)	$3,127,477	$2,757,983
Return on average tangible equity (3)	(f)/(h)	18.15%	15.75%
Adjusted return on average tangible equity (3)	(g)/(h)	16.28%	15.75%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)	Applied statutory tax rate of 42.05%.

(3)	Annualized.